                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           REPUBLIC BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

To the Stockholders
of Republic Bancshares, Inc.:

     You are cordially invited to attend the Annual Meeting of Stockholders of Republic Bancshares, Inc. (the "Company"). The 1999 Annual Meeting will be held at The Heritage Hotel, 234 Third Avenue North, St. Petersburg, Florida 33701, on May 18, 1999. A continental breakfast will be served at 8:30 a.m., local time, and official business will be conducted starting at 9:00 a.m.

     At the 1999 Annual Meeting, you will be asked to consider and vote upon (i) the election of seven directors to serve until the 2000 Annual Meeting of Stockholders, (ii) the ratification of Arthur Andersen, LLP, as the independent public accountants for the Company and its wholly-owned subsidiary, Republic Bank, for the fiscal year ending December 31, 1999, and (iii) such other business as may properly come before the 1998 Annual Meeting or any adjournment thereof.

     ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE, EVEN IF YOU CURRENTLY PLAN TO ATTEND THE 1999 ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will ensure that your vote is counted if you are unable to attend the 1999 Annual Meeting.

     If you have any questions about the enclosed Proxy Statement or the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1998, please let us hear from you.

                                           Sincerely,


                                           /s/ ALFRED T. MAY
                                           ------------------------------------
                                               Alfred T. May
                                               Chairman of the Board
                                               and Chief Executive Officer

                           REPUBLIC BANCSHARES, INC.

                            111 SECOND AVENUE, N.E.
                         ST. PETERSBURG, FLORIDA 33701

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 18, 1999

                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Republic Bancshares, Inc. (the "Company") will be held at The Heritage Hotel, 234 Third Avenue North, St. Petersburg, Florida 33701, on May 18, 1999, at 9:00 a.m., local time (the "1999 Annual Meeting"), for the following purposes:

          1. Elect Directors.  To consider and vote upon the election of seven
     (7) directors to serve until the Company's 2000 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

          2. Ratify Appointment of Accountants. To consider and vote upon a proposal to ratify the appointment of Arthur Andersen, LLP, as independent public accountants for the Company and its wholly-owned subsidiary, Republic Bank, for the fiscal year ending December 31, 1999;

          3. Other Business. To transact such other business as may properly come before the 1999 Annual Meeting or any adjournment thereof.

     Only stockholders of record of the Company at the close of business on April 1, 1999, are entitled to receive notice of and vote at the meeting or any adjournment thereof. All stockholders, whether or not they expect to attend the 1999 Annual Meeting in person, are requested to complete, date, sign, and return the enclosed form of Proxy in the accompanying envelope. The Proxy may be revoked by the person who executed it by filing with the Secretary of the Company an instrument of revocation or a duly executed Proxy bearing a later date, or by voting in person at the 1999 Annual Meeting.

                                          By Order of the Board of Directors



                                          Christopher M. Hunter
                                          Secretary

April 9, 1999

     PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY TO THE COMPANY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE 1999 ANNUAL MEETING. IF YOU ATTEND THE 1999 ANNUAL MEETING, YOU MAY VOTE YOUR SHARES IN PERSON IF YOU WISH, EVEN IF YOU PREVIOUSLY HAVE RETURNED YOUR PROXY.

                              PROXY STATEMENT FOR
                       ANNUAL MEETING OF STOCKHOLDERS OF
                           REPUBLIC BANCSHARES, INC.
                           TO BE HELD ON MAY 18, 1999
                             ---------------------

                                  INTRODUCTION

GENERAL

     This Proxy Statement is being furnished to the stockholders of Republic Bancshares, Inc., a corporation chartered under the laws of the State of Florida (the "Company"), in connection with the solicitation of Proxies by the Board of Directors of the Company from holders of the outstanding shares of the Company's $2.00 par value common stock (the "Common Stock") and $20.00 par value noncumulative convertible perpetual preferred stock (the "Preferred Stock") for use at the Annual Meeting of Stockholders of the Company to be held on May 18, 1999, or any adjournment thereof (the "1999 Annual Meeting"). The 1999 Annual Meeting is being held to consider and vote upon (i) the election of seven directors to serve until the Annual Meeting of Stockholders of the Company in 2000 (the "2000 Annual Meeting") and until their successors are duly elected and qualified, (ii) the ratification of the appointment of Arthur Andersen, LLP, as independent public accountants for the Company and its wholly-owned subsidiary, Republic Bank (the "Bank"), for the fiscal year ending December 31, 1999, and
(iii) such other business as may come properly before the 1999 Annual Meeting. The Board of Directors of the Company knows of no business that will be presented for consideration at the 1999 Annual Meeting other than the matters described in this Proxy Statement.

     The principal executive offices of the Company are located at 111 Second Avenue, N.E., St. Petersburg, Florida 33701. The telephone number of the Company at such offices is (727) 823-7300.

     This Proxy Statement is dated April 9, 1999, and is first being mailed to the stockholders of the Company on or about April 16, 1999.

RECORD DATE, SOLICITATION, AND REVOCABILITY OF PROXIES

     The Board of Directors of the Company has fixed the close of business on April 1, 1999, as the record date for the determination of the Company stockholders entitled to receive notice of and vote at the 1999 Annual Meeting. At the close of business on such date, there were 10,474,804 shares of Common Stock issued and outstanding and held by approximately 5348 stockholders of record. Also at the close of business on such date there were 75,000 shares of Preferred Stock issued and outstanding and held by ten stockholders of record. For information with respect to stockholders who owned more than 5% of the outstanding Common Stock, as well as the ownership of Common and Preferred Stock by the directors and executive officers of the Company on December 31, 1998, see "Principal Stockholders" and "Security Ownership of Management." Holders of Common Stock are entitled to one vote on each matter considered and voted upon at the 1999 Annual Meeting for each share of the Common Stock held of record at the close of business April 1, 1999. Holders of Preferred Stock are entitled to ten votes on each matter considered and voted upon at the 1998 Annual Meeting for each share of Preferred Stock held of record at the close of business April 1, 1999, and will vote with the holders of Common Stock on all matters to be voted on at the 1999 Annual Meeting. Shares of the Common and Preferred Stock represented by a properly executed Proxy, if such Proxy is received in time and not revoked, will be voted at the 1999 Annual Meeting in accordance with the instructions indicated in such Proxy.

     In determining whether a quorum exists at the 1999 Annual Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions (including those to withhold authority to vote in certain cases), with respect to the proposal receiving the most such votes will be counted. The number of votes required for all matters to be considered and voted upon by the stockholders at the 1999 Annual Meeting is a majority of the shares of stock, represented and entitled to vote at the 1999 Annual Meeting, at which a quorum is present. Consequently, with respect to such proposals, abstentions will be counted as part of the base number of votes to be used in determining if a quorum is present at the meeting and the proposal has received the requisite number of base votes for approval. Thus, an abstention will have the same effect as a vote "against" such proposal. Conversely, broker non-votes will not be counted for purposes of determining whether a quorum is present and will have no effect on the vote with respect to such proposals.

     A stockholder who has given a Proxy may revoke it at any time prior to its exercise at the 1999 Annual Meeting by either (i) giving written notice of revocation to the Secretary of the Company, (ii) properly submitting to the Company a duly executed Proxy bearing a later date, or (iii) voting in person at the 1999 Annual Meeting. All written notices of revocation or other communications with respect to revocation of Proxies should be addressed as follows: Republic Bancshares, Inc., 111 Second Avenue, N.E., St. Petersburg, Florida 33701, Attention: Christopher M. Hunter, Secretary.

     THE COMPANY'S 1998 ANNUAL REPORT ON FORM 10-K FOR ITS FISCAL YEAR ENDED DECEMBER 31, 1998, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS, HAS BEEN MAILED TO STOCKHOLDERS. COPIES WILL BE PROVIDED WITHOUT CHARGE ON THE WRITTEN REQUEST OF ANY PERSON SOLICITED. SUCH REQUEST SHOULD BE ADDRESSED AS FOLLOWS: REPUBLIC BANCSHARES, INC., 111 SECOND AVENUE, N.E., ST. PETERSBURG, FLORIDA 33701,
ATTENTION: STAN BLAKEY, VICE PRESIDENT AND DIRECTOR OF INVESTOR RELATIONS.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

GENERAL

     The 1999 Annual Meeting is being held, in part, to elect seven (7) directors of the Company to serve one-year terms of office. The By-laws of the Company currently provide that the Board of Directors will consist of not less than five and not more than 25 directors, without any division of the Board into classes. The Board of Directors, which currently has six members, has by resolution increased the size of the Board from six to seven members, and has nominated one additional person to fill the current vacancy and serve as the seventh director.

     All shares represented by valid Proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. In the event that any nominee is unable to serve (which is not anticipated), the persons designated as Proxies will cast votes for the remaining nominees and for such other persons as they may select.

     The affirmative vote of the holders of a majority of the shares of stock represented and entitled to vote at the 1999 Annual Meeting, at which a quorum is present, is required for the election of the nominees listed below to serve as directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF THE SEVEN NOMINEES LISTED BELOW TO SERVE AS DIRECTORS.

     The following table sets forth the name and age of each nominee; a description of his or her positions and offices with the Bank and the Company (other than as director), if any; a brief description of his or her principal occupation and business experience during at least the last five years; certain other directorships; and the number of shares of the Common Stock beneficially owned at March 31, 1999, including shares of which that person has a right to acquire beneficial ownership within 60 days of that date. Except for William C. Ballard, who has been nominated for election in 1999 to the Board of Directors of the Company, all of the nominees became directors of the Company when it was organized in November 1995. All of the nominees serve as directors of the Bank. No director of the Company will continue in office after the 2000 Annual

Meeting, unless reelected. For information concerning membership on committees of the Board of Directors, see "Proposal One Election of Directors Information about the Board of Directors and its Committees."

                                                                               SHARES OF
NAME, AGE AND YEAR                   PRINCIPAL OCCUPATION                     COMMON STOCK
FIRST ELECTED A DIRECTOR            DURING PAST FIVE YEARS                 BENEFICIALLY OWNED
------------------------            ----------------------                 ------------------
Fred Hemmer, 44           Chief Lending Officer and Senior Executive     28,305 (less than 1%)
Director Since: 1995      Vice President in charge of Corporate
                          Banking and Special Assets of the Bank
                          since 1991.
William R. Hough, 72      President of William R. Hough & Co., St.       4,042,089 (35.3%)
Director Since: 1995      Petersburg, Florida, an investment banking
                          firm specializing in state, county and
                          municipal bonds, since 1962; President of
                          WRH Mortgage, Inc. ("WRH Mortgage"), St.
                          Petersburg, Florida, since May 1993;
                          Director of F.F.O. Financial Group, Inc.,
                          Kissimmee, Florida, from September 1993 to
                          September 1997; President of Royal Palm
                          Center II, Inc., Port Charlotte, Florida,
                          since September 1991.
Marla Hough, 41 Director  President of Hough Engineering, Inc., an       6,500 (less than 1%)
Since: 1995               engineering consulting firm, Bradenton,
                          Florida from March 1997, Vice President of
                          Bishop & Associates, Bradenton, Florida, an
                          engineering, planning and surveying firm,
                          from 1992 to February 1997.
Alfred T. May, 61         President of the Bank since December 10,       85,000 (less than 1%)
Director Since: 1995      1998, President of the Company and Chairman
                          and Chief Executive Officer of the Company
                          and the Bank since April 1, 1999; Director
                          and Chairman of the Board of F.F.O.
                          Financial Group Inc. and its subsidiary,
                          First Federal Savings & Loan of Osceola
                          County, St. Cloud, Florida, from September
                          1993 to September 1997.
William J. Morrison, 66   Senior Partner of Morrison & Company, P.A.,    78,650 (less than 1%)
Director Since: 1995      Tampa, Florida, a certified public
                          accounting firm, since 1995; General
                          Partner of Best-Morrison Properties, Tampa,
                          Florida, a real estate investment firm
                          since 1975; Managing Partner of Morrison
                          Investments, Ltd., Tampa, Florida, a real
                          estate and securities investment firm,
                          since 1991.
John W. Sapanski, 68      President, Chairman and Chief Executive        520,172 (4.5%)
Director Since: 1995      Officer of the Company from November 1995
                          to March 31, 1999; Chairman and Chief
                          Executive Officer of the Bank from May 1993
                          to March 31, 1999; President of the Bank
                          from May 1993 to December 10, 1998.
William C. Ballard, 61    Partner, Vice President and Treasurer of       5,600 (less than 1%)
Nominee to the Board      Fisher and Sauls, P.A. since 1979; Trustee
                          and former Chairman of Childrens Health
                          Systems, Inc., a Florida non-profit
                          corporation and parent company of All
                          Childrens Hospital since 1991.

DIRECTOR COMPENSATION

     All of the directors of the Company are currently directors of the Bank. The Bank pays each director, other than directors who are also executive officers or employees, a directors' fee of $750 for attendance at Board meetings ($375 when attendance is by telephone) and $400 for each committee meeting attended ($300 when held on same day of a Board meeting). Directors who are also executive officers or employees of the Bank receive no Board or committee fees. The directors of the Company receive no compensation other than their Bank directors' fees.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Company was chartered under the laws of the State of Florida on November 3, 1995, in order to facilitate the holding company reorganization of the Bank, which was consummated on March 21, 1996. The Board of Directors of the Company held ten meetings during 1998.

     The Board of Directors of the Bank, all of the members of which, with the exception of William C. Ballard, who was appointed to the Board of Directors of the Bank on March 23, 1999, constitutes the Board of Directors of the Company, held 29 meetings in 1998. During 1998, all of the directors attended at least 75% of the aggregate total number of meetings of the Board of Directors of the Bank and the Company and the committees of the Board on which they served.

     The Bank's Board of Directors presently has three standing committees -- the Audit, Loan and Compensation Committees. Information regarding the functions of those committees, their membership and the number of meetings held during 1998 follows:

          (i) The Audit Committee annually recommends to the Board of Directors the firm to be engaged as independent public accountants of the Company and the Bank for the next year, reviews the plan for the audit engagement, examines the audit of the Company and the Bank as prepared by the independent public accountants, generally reviews financial reporting procedures, determines whether the Company and the Bank are in sound and solvent condition, and periodically reports to the Board on the financial condition of the Company and the Bank. During 1998, the Audit Committee held three meetings. The members of the Audit Committee are Messrs. Morrison (Chairman) and Ballard and Ms. Hough. Messrs. Hough, May, Sapanski and Hemmer are non-voting members.

          (ii) The Loan Committee meets periodically to review and approve loans and other extensions of credit, the amounts of which exceed specified limits as set forth in the Bank's Credit Administration Policy. During 1998, the Loan Committee held 47 meetings. The members of the Loan Committee are Messrs. Morrison (Chairman), May, Hemmer, Hough, and Ballard and Sapanski and Ms. Hough.

          (iii) The Compensation Committee reviews and approves proposed direct compensation of officers, approves major incentive plans and benefit plans for the Bank, grants stock options and other awards under plans, reviews certain promotions, and reviews the Bank's compensation and benefits policy generally. During 1998, the Compensation Committee held five meetings. The members of the Compensation Committee are Messrs. Hough (Chairman), Morrison, and Ballard and Ms. Hough.

SENIOR EXECUTIVE OFFICERS OF THE COMPANY AND THE BANK

     The following list sets forth the name and age of each senior executive officer of the Bank and all positions held by each such officer in the Bank (and the period each such position has been held), a brief account of each such officer's business experience, and certain other information. The two executive officers of the Company are Alfred T. May, who serves as President of the Company and the Bank, and William R. Falzone, who is the Company's Treasurer and Vice President. Information regarding both of these individuals is provided in the list of executive officers of the Bank below.

     Alfred T. May (61) Mr. May has over 30 years of experience in the banking industry. He has been President of the Bank since December 10, 1998, President of the Company and Chairman and Chief Executive Officer of the Company and the Bank since April 1, 1999; and he has been a Director of the Bank since 1993 and a Director of the Company since its formation in November, 1995. He was also Director and Chairman of the Board of F.F.O. Financial Group Inc. and its subsidiary, First Federal Savings & Loan of Osceola County, St. Cloud, Florida, from September 1993 to September 1997; President of Mid-State Federal Savings Bank, Ocala, Florida, from 1989 to 1992.

     Fred Hemmer (44) Director of the Company and the Bank and Senior Executive Vice President of the Bank in charge of Corporate Banking and Special Assets. Mr. Hemmer has served as Executive Vice President since joining the Bank in 1991. He previously served as Executive Vice President of Rutenberg Corporation, a real estate development company based in Clearwater, Florida, from 1980 to 1991. Mr. Hemmer is a certified public accountant and served with Arthur Andersen & Co. from 1976 to 1980. Mr. Hemmer is also a licensed real estate broker and certified general contractor.

     William R. Falzone (51) Executive Vice President and Treasurer of the Company and First Executive Vice President and Chief Financial Officer of the Bank. Mr. Falzone joined the Bank in February 1994. He was employed at Florida Federal Savings Bank in St. Petersburg from 1983 through 1991, where he served as Senior Vice President and Controller and as Director of Financial Services. Most recently, he was a Senior Consultant for Stogniew and Associates, St. Petersburg, Florida, a nationwide consulting firm. He has over 20 years of banking experience and is also a certified public accountant.

     John W. Fischer, Jr. (50) First Executive Vice President of the Bank in charge of Consumer Banking. Mr. Fischer, who joined the Bank in December 1993, has over 20 years of banking experience in retail branch management and consumer and residential lending. Mr. Fischer formerly served as Regional Marketing Director for Western Reserve Life in Clearwater, Florida, Regional Vice President of Great Western Bank in Miami, Florida, and Executive Vice President/Consumer Financial Services for Florida Federal. Mr. Fischer holds a life, health, annuity and Series 7 securities license.

     Kathleen A. Reinagel (47) Executive Vice President of the Bank in charge of Credit and Loan Administration. Ms. Reinagel, who has served in her present position with the Company since August 1993, has over 20 years of experience in the lending field with concentration in credit and underwriting, loan documentation, due diligence and loan review. Ms. Reinagel formerly served as Vice President of WRH Mortgage, St. Petersburg, Florida and Vice President, Department Manager of Commercial Real Estate of Florida Federal.

EXECUTIVE COMPENSATION

     Set forth below are certain data and information in regard to the compensation and benefits provided to the chief executive officer and other executive officers of the Company and the Bank in 1998, including the three other most highly compensated executive officers whose annual salaries and bonuses exceeded $100,000 during 1998 and one additional officer whose annual salary and bonuses exceeded $100,000 during 1998 but who was no longer an executive officer at the end of the last completed fiscal year (collectively, these officers and the chief executive officer are referred to as the "named executive officers"). The named executive officers of the Company do not receive compensation other than that paid by the Bank; accordingly, the only executive compensation information provided for the named executive officers is compensation paid to them by the Bank. The disclosure requirements for the named executive officers include the use of tables and other textual descriptions that together show the total cash and other compensation received by the named executive officers for the periods indicated. During 1998, there were five named executive officers whose annual salary and bonuses exceeded $100,000.

                   [Balance of page intentionally left blank]

                           SUMMARY COMPENSATION TABLE

     The table below sets forth certain elements of compensation for the named executive officers for 1996 through 1998.

                                                                         LONG-TERM COMPENSATION
                                   ANNUAL COMPENSATION                       AWARDS PAYOUTS
                          -------------------------------------    ----------------------------------
          (a)             (b)      (c)        (d)         (e)         (f)          (g)         (h)          (i)
------------------------  ----   -------   ---------    -------    ----------   ----------   --------   ------------
                                                                                SECURITIES
        NAME AND                                                   RESTRICTED   UNDERLYING
  PRINCIPAL POSITIONS                      INCENTIVE                 STOCK       OPTIONS/      LTIP      ALL OTHER
 (WITH THE BANK, UNLESS          SALARY     AWARDS       OTHER      AWARD(S)       SARS      PAY-OUTS   COMPENSATION
  OTHERWISE INDICATED)    YEAR     ($)        ($)         ($)         ($)          (#)         ($)          ($)
------------------------  ----   -------   ---------    -------    ----------   ----------   --------   ------------
John W. Sapanski........  1998   254,478           0    333,625(2)    --          11,000       --         5,022(3)
  Chairman, President     1997   231,983     100,300(1)       0        0           6,000        0         3,118(3)
  and Chief Executive     1996   210,205      66,000(1)       0        0           6,000        0         2,391(3)
  Officer

Fred Hemmer.............  1998   150,430      16,500(1)  74,531(2)     0           9,900        0         5,445(3)
  Chief Lending Officer   1997   135,175      33,317(1)       0        0           4,900        0         4,874(3)
  and Senior Executive    1996   130,300      32,500(1)       0        0           4,900        0         2,399(3)
  Vice President in
  Charge of Corporate
  Banking and Special
  Assets

Steven McWhorter(4).....  1998   229,177   1,397,396(1)       0        0               0        0         5,000(3)
  Division Director in    1997    89,983     684,866(1)       0        0          12,400        0         3,887(3)
  Charge of Mortgage      1996    69,231      83,666(1)       0        0          62,000        0         1,570(3)
  Banking Division

John W. Fischer, Jr.....  1998   120,305      12,000(1)       0        0           2,000        0         4,850(3)
  Executive Vice          1997   100,194      22,823(1)       0        0           1,800        0         3,786(3)
  President in Charge     1996    89,506      18,795(1)       0        0           1,800        0         1,611(3)
  of Consumer Banking
  Division
William R. Falzone......  1998   120,305      12,000(1)       0        0           2,000        0         4,029(3)
  Executive Vice          1997   100,194      22,823(1)       0        0           1,800        0         3,155(3)
  President in charge     1996    89,500      18,795(1)       0        0           1,800        0         2,484(3)
  of Financial Services
  Division


---------------

(1) Bonuses for 1998, 1997 and 1996 were paid in January 1999, 1998 and 1997, respectively.
(2) Represents the dollar value of the difference between the price paid in the exercise of unqualified stock options and the fair market value at the date of purchase.
(3) Represents 25%-75% matching contributions by the Bank pursuant to the Republic Bank Employee Savings Plan and Trust.
(4) Mr. McWhorter's employment with the Bank ended in December 1998.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     The following table contains information about option awards made to the named executive officers during 1998 under the Company's 1995 Stock Option Plan.

                                                                                             POTENTIAL REALIZABLE
                                                                                               VALUE AT ASSUMED
                                                                                            ANNUAL RATES OF STOCK
                                                                                            PRICE APPRECIATION FOR
                                    INDIVIDUAL GRANTS                                            OPTION TERM
-----------------------------------------------------------------------------------------   ----------------------
             (a)                     (b)             (c)             (d)          (e)          (f)         (g)
------------------------------  -------------   --------------   -----------   ----------   ---------   ----------
                                  NUMBER OF       % OF TOTAL
                                 SECURITIES        OPTIONS/
                                 UNDERLYING      SARS GRANTED    EXERCISE OR
                                OPTIONS/SARS     TO EMPLOYEES    BASE PRICE    EXPIRATION
NAME                            GRANTED(#)(1)   IN FISCAL YEAR    ($/SHARE)       DATE      5%($)(2)    10%($)(2)
----                            -------------   --------------   -----------   ----------   ---------   ----------
John W. Sapanski..............     11,000             6.7           28.94       05/19/08     200,185     507,308
Fred Hemmer...................      9,900             6.1           28.94       05/19/08     180,167     456,577
Steven McWhorter..............         --              --              --             --          --          --
William R. Falzone............      2,000             1.2           28.94       05/19/08      36,397      92,238
John W. Fischer, Jr...........      2,000             1.2           28.94       05/19/08      36,397      92,238


---------------

(1) Twenty percent of the shares of Common Stock covered by options granted in 1998 were exercisable immediately, with an additional 20% becoming exercisable each year for the next four years on the anniversary date of the grant and full vesting occurring on the fourth anniversary date.
(2) The potential realizable value of grant options, assuming that the market price of Common Stock appreciates in value from the date of grant of the option term at either a 5% (column (f)) or 10% (column (g)) annualized rate. The ultimate values of the options will depend on the future market price of the Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Common Stock over the exercise price on the date the option is exercised.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table shows stock option exercises by the named executive officers during 1998 of options granted under the Company's 1995 Stock Option Plan, including the aggregate value of gains on the date of exercise. No grants to the named executive officers were made in 1998 under the Bank Non-Qualified Stock Option Plan. In addition, this table includes the number of shares covered by both exercisable and non-exercisable options as of December 31, 1998. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing options and the year-end price of the Common Stock.

                                                                                                VALUE OF
                                                                              NUMBER OF        UNEXERCISED
                                                                             UNEXERCISED      IN-THE-MONEY
                                                                           OPTIONS/SARS AT   OPTIONS/SARS AT
                                                                              FY-END(#)         FY-END($)
                                                                           ---------------   ---------------
                                        SHARES ACQUIRED   VALUE REALIZED    EXERCISABLE/      EXERCISABLE/
NAME                                      ON EXERCISE         ($)(1)        UNEXERCISABLE     UNEXERCISABLE
----                                    ---------------   --------------   ---------------   ---------------
John W. Sapanski......................      20,000           333,625           19,800            12,600
                                                                               24,000                 0
Fred Hemmer...........................       5,000            74,531           18,680            12,863
                                                                               25,720                 0
Steven McWhorter......................           0                 0           62,000                 0
                                                                                    0                 0
John W. Fischer, Jr...................           0                 0            7,840             4,725
                                                                               13,360                 0
William R. Falzone....................           0                 0            7,840             4,725
                                                                               13,360                 0

---------------

(1) Market value of underlying Common Stock at exercise date, minus the exercise price.

EMPLOYMENT CONTRACTS

     As a general policy, the Company and the Bank do not enter into employment agreements with their executive officers. However, the Bank has recently entered into an employment agreement with John W. Sapanski. The employment agreement will remain in effect until April 1, 2001. During this period of time Mr. Sapanski will continue to be employed by the Bank as the Special Transition Officer and Chairman of the Strategic Planning Committee, for which he will receive an annual salary of $195,000. Under the terms of the agreement, the Company's Board of Directors has agreed to nominate Mr. Sapanski for re-election to the Board of Directors of the Company at the 1999 Annual Meeting. In the event of a change in control, which is defined as the transfer within a one week period of more than fifty percent of the outstanding shares of common stock of the Company or the Bank to a person or persons not controlled directly or indirectly by the non-transferring shareholders of the Company or the Bank, Mr. Sapanski would be entitled to severance benefits in the amount of three times his annual salary.

     The Bank has also entered into severance agreements with Fred Hemmer, William R. Falzone and John W. Fisher, Jr. Mr. Hemmer currently earns an annual salary of $176,000 and Mr. Falzone and Mr. Fisher each earn an annual salary of $124,800. In the event that either of these three named executive officers is involuntarily terminated within two years after a change of control, as defined above, or within two years after the appointment of a new chief executive officer, each of the named executives would be entitled to a lump sum equal to three times that executive's annual salary. In addition, each of the three named executive officer would be entitled to two times his annual salary in the event said named executive officer voluntarily terminates his employment at least six months and no more than 24 months after a change in control or appointment of a new chief executive officer.

REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors of the Bank (the "Compensation Committee") is composed entirely of outside directors who are not, and have never been, officers or employees of the Bank. The Board of Directors of the Bank designates the members and Chairman of such committee.

     Compensation Policy. The policies that govern the Compensation Committee's executive compensation decisions are designed to align changes in total compensation with changes in the value created for our stockholders. The Compensation Committee believes that compensation of executive officers and others should be directly linked to the Bank's operating performance given that achievement of performance objectives over time is the primary determinant of share price. Annually, the Board of Directors of the Bank approves an operating plan for the coming year which sets forth specific financial objectives for the Bank. Throughout the year, management reports to the Board on its progress toward meeting those objectives and the Compensation Committee evaluates management's success in achieving the Bank's overall goals when making its compensation decisions. In 1994, the Board of Directors of the Bank approved the establishment of a Corporate Incentive Program, under which an executive officer's salaries and incentive compensation are determined based on the extent to which both corporate goals and individually measurable objectives for each employee are met. This program reflects a pay-for-performance relationship where a portion of total compensation is at risk.

     The underlying objectives of the Compensation Committee's compensation strategy are to establish incentives for certain executives and others to achieve and maintain the optimum short-term and long-term operating performance for the Bank, to link executive and stockholder interests through equity-based (i.e., stock option) plans, and to provide a compensation package that recognizes individual contributions as well as overall business results.

     Salaries. The Compensation Committee reviews the Bank's operating results for the fiscal year, the operating plan for the coming year, and unusual individual accomplishments during the year and also considers economic conditions and other external events that affect the operations of the Bank. Based on this examination, salary guidelines are promulgated for the coming year within the salary structure of the Bank. Specifically excluded from consideration in formulating the guidelines were costs associated with additional branches or new business units formed during 1998. In 1998, the salary guideline provided for an overall 4% increase over the prior year for all employees.

     The base salary of senior officers is initially determined by evaluating the responsibilities of the position against the competitive market place. The salary structure for executive officers is included in the general salary structure for the Bank. Salary ranges for executive officers are determined with reference to a third-party survey of Florida financial institutions with similar asset size. Salary ranges for other employees are determined by evaluating the employee's level of supervisory authority and technical expertise, among other things, and comparing the employee's function to a survey of similar functions at other financial institutions. The Compensation Committee believes that the Bank's salary range for its employees is below that of most comparable sized financial institutions listed on the survey.

     Deduction Limit. In 1998, one executive officer of the Bank, who is no longer with the Bank, received approximately $1.6 million in total compensation. Because of this executive officer's compensation levels, the Company is at risk of losing approximately $600,00 of salary deductions under Section 162(m) of the Internal Revenue Code, which generally establishes, with certain exceptions, a $1 million deduction limit on executive compensation for all publicly-held companies. Given that it is not foreseeable that any other officer or employee of the Bank will receive in excess of $1 million in compensation in 1999, the Company has not established a formal policy regarding such limit, but will evaluate the necessity for developing such a policy in the future.

     Stock Options. Executive officers and other persons designated by the Compensation Committee also are eligible to participate in the Company's 1995 Stock Option Plan. The 1995 Stock Option Plan is intended to assist the Bank in securing and retaining such employees by allowing them to participate in the ownership and growth of the Bank through the granting of stock options and SARs. The granting of options and SARs gives such employees an additional inducement to work for the Bank's success. The Compensation Committee determines the number of option grants made to various employees by evaluating their relative degree of influence over the operations of the Bank and the Bank's results of operations. There is no specific formula that the Compensation Committee uses in determining the officers who will be granted options or the timing and amounts of the options that are granted.

     Summary of CEO Compensation. The Compensation Committee reviews and evaluates the performance of the Chief Executive Officer and submits adjustments for approval by the whole committee and for approval by the Board of Directors with any Bank officers serving as directors absent from such deliberations. In determining the compensation paid to the CEO for 1998, the Compensation Committee appraised the overall business strategy and management initiatives to maximize returns to stockholders. In addition, the Compensation Committee considered a peer group analysis of comparable-sized financial institutions located in comparable markets from across the nation as well as a survey of local financial institutions. The Compensation Committee noted that the Chief Executive Officer's compensation continues to be within the lower percentile of institutions surveyed. The Compensation Committee considered the Bank's overall financial performance, particularly in the context of the competitive and economic conditions within which the Bank operated, in determining the salary increase. Based upon the Bank's performance and the results of the peer group comparison, the Compensation Committee recommended that the base salary of the Chief Executive Officer be increased, bringing Mr. Sapanski's total salary for 1998 to $254,478 from $231,983 in 1997. This salary increase over Mr. Sapanski's salary for 1997 was generally consistent with salary increases for CEOs of similarly sized financial institutions.

SUMMARY

     In summary, the Bank's overall executive compensation program is designed to reward managers for good individual, Bank and share value performance. The Compensation Committee intends to monitor the various guidelines that make up the program and reserves the right to adjust them as necessary to continue to meet Bank and stockholder objectives.


-----------------------------------------------------    -----------------------------------------------------
                  William R. Hough                                        William J. Morrison

-----------------------------------------------------    -----------------------------------------------------
                     Marla Hough                                          William C. Ballard

PERFORMANCE GRAPH

     The following graph compares the monthly, cumulative total return on the Common Stock from 1993 through 1998, with that of the Nasdaq stock index, an average all over-the counter stocks, and the Carson Medlin Company's Independent Bank Index, an average of 23 community banks in the southeastern states of the United States based upon stock price and the amount of dividends received over the indicated period, assuming the reinvestment of dividends. The data was provided by the Carson Medlin Company.

                                                      Republic
               Measurement Period                   Bancshares,       Independent          NASDAQ
             (Fiscal Year Covered)                      Inc.           Bank Index          Index
1993                                                           100               100               100
1994                                                           119               119                98
1995                                                           154               151               138
1996                                                           164               191               170
1997                                                           286               280               209
1998                                                           142               296               293

CERTAIN TRANSACTIONS

     Certain directors and executive officers of the Company and the Bank, members of their immediate families and entities with which such persons are associated are customers of the Bank. As such, they had transactions in the ordinary course of business with the Bank during 1998 and will have additional transactions with the Bank in the future. All loans and commitments to lend included in those transactions were made in the ordinary course of business, upon substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of management, have not involved more than the normal risk of collectibility or presented other unfavorable features.

     William C. Ballard is a partner in the law firm of Fisher and Sauls, P.A. During 1998, Fisher and Sauls furnished legal services to the Bank on a regular basis. The services involved a variety of commercial real estate, title insurance and litigation matters and the fees charged were at rates normal and customary in the industry. The total fees paid to Fisher and Sauls in 1998 were approximately $134,500.

     For additional information about the Company and the Bank's transactions with companies that are affiliates of William R. Hough, a director of the Company who is a member of the Bank's Compensation Committee, see "Compensation Committee Interlocks and Insider Participation" below.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. William R. Hough, a director and one of the two controlling shareholders, is President and the controlling shareholder of William R. Hough & Co. ("WRHC"), a NASD-member investment banking-firm. As part of the normal course of business, the Company solicits competitive bids for the sales of mortgage securities from approved broker/dealers, including WRHC. During 1998 and 1997, the Company placed $547.2 million and $115.4 million, respectively, of forward sales on mortgage backed securities through WRHC. Additionally, the Company periodically purchased securities under agreement to repurchase at a rate based on the prevailing federal funds rate and 1/8 of 1% per an agreement entered into on August 15, 1995.

     In May 1998, WRHC acted as co-underwriters for an offering of $2.6 million shares of the Company's common stock and as such was entitled to receive fees in an amount equal to $1.5 million. In addition, during 1998, WRHC was engaged to act as one of the underwriters in connection with a Private Placement Offering of approximately $240 million in securities backed by High-LTV loans. The Company also reimbursed WRHC for reasonable out-of-pocket expenses.

     In July 1996, WRHC began offering sales of insurance and mutual fund products and investment advisory services on the premises of the Company. The Company was paid a monthly fee of $300 for each banking office participating in the program plus a fee of 15% of the gross commissions earned from sales of non-insurance products. On January 1, 1997, this agreement was terminated and replaced with a new agreement where the Company is paid 50% of the net profits earned from sales of investment products on the Company's premises.

     Mr. May, President, Chairman and CEO of the Bank and the Company, was a member of the Compensation Committee during 1998. He was appointed President of the Bank on December 10, 1998. He resigned from the Compensation Committee on March 2, 1999.

                                  PROPOSAL TWO

                   RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

     The Board of Directors, has appointed Arthur Andersen, LLP, independent certified public accountants, as independent accountants for the Company and the Bank for the fiscal year ending December 31, 1999, subject to ratification by the stockholders. Arthur Andersen, LLP, has served as independent accountants for the Bank since 1980 and for the Company since 1996. Arthur Andersen, LLP, has advised the Company that neither the firm nor any of its partners has any direct or material interest in the Company except as auditors and independent certified public accountants of the Company.

     A representative of Arthur Andersen, LLP, is expected to attend the 1999 Annual Meeting and will be given the opportunity to make a statement on behalf of the firm if he desires to do so. A representative of Arthur Andersen, LLP, also is expected to be available to respond to appropriate questions from stockholders.

     The affirmative vote of the holders of a majority of the shares of stock represented at the 1999 Annual Meeting, at which a quorum is present, is required to ratify the appointment of Arthur Andersen, LLP, as independent public accountants.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE, FOR RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN, LLP, AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY AND THE BANK FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                   [Balance of page intentionally left blank]

                             PRINCIPAL STOCKHOLDERS

     The following table lists, as of March 31, 1999, each holder of record of the Common or Preferred Stock who had filed a copy of a report indicating that he/she is or may be deemed to be a beneficial owner of more than 5% of the outstanding shares of Common Stock.

NAME AND ADDRESS                                      AMOUNT AND NATURE OF        PERCENTAGE
OF BENEFICIAL OWNER                                  BENEFICIAL OWNERSHIP(1)       OF CLASS
-------------------                                  -----------------------      ----------
William R. Hough...................................         4,042,089(2)(3)          35.3
  William R. Hough & Company
  100 Second Avenue South
  Suite 800
  St. Petersburg, Florida 33701
John W. Sapanski...................................           520,172(4)              4.5
  Republic Bank
  111 Second Avenue, N.E.
  St. Petersburg, Florida 33701

---------------

(1) Information relating to beneficial ownership of the Common Stock by the individuals listed above is based upon information furnished by each person using "beneficial ownership" concepts set forth in rules of the SEC under
    Section 13 of the Securities Exchange Act. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Unless otherwise indicated, each person possessed sole voting and investment power with respect to the shares of the Common Stock listed.
(2) Includes 600,000 shares that could be acquired upon conversion of the Preferred Stock and 1,000 shares that may be acquired by exercise of options exercisable within 60 days.
(3) This beneficial ownership does not include 257,382 shares of the Common Stock, 150,000 of which could be acquired within 60 days upon conversion of the Preferred Stock, owned by the adult children of Mr. Hough, whose holdings are not deemed to be beneficially owned by Mr. Hough under the applicable SEC regulatory definition.
(4) Includes an aggregate of 19,800 shares that may be acquired by exercise of options exercisable within 60 days.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table lists, as of March 31, 1999, the amount and percentage of Common Stock held by each individual director of the Company (including shares of Common Stock that could be acquired upon conversion of Preferred Stock) as well as the amount and percentage held by the named executive officers of the Bank, and the directors and executive officers of the Bank as a group.

                                                          AMOUNT AND NATURE OF     PERCENTAGE
NAME OF BENEFICIAL OWNER                                 BENEFICIAL OWNERSHIP(1)    OF CLASS
------------------------                                 -----------------------   ----------
Kathy Reinagel.........................................             6,400               (3)
William R. Falzone.....................................            17,040               (3)
John W. Fischer, Jr....................................            12,840               (3)
Fred Hemmer............................................            28,305(2)            (3)
William R. Hough.......................................         4,042,089(4)        35.3
Marla Hough............................................             6,500(5)            (3)
Alfred T. May..........................................            85,000(6)            (3)
William C. Ballard.....................................             5,600               (3)
William J. Morrison....................................            78,650(7)            (3)
John W. Sapanski.......................................           520,172(8)         4.5
All directors and principal officers as a group
  (15 persons).........................................         4,820,280(9)        42.0

---------------

(1) Information relating to beneficial ownership of Common Stock by management is based upon information furnished by each person using "beneficial ownership" concepts set forth in rules of the SEC under Section 13 of the Securities Exchange Act. Under such rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Unless otherwise indicated, each person possessed sole voting and investment power with respect to the shares of Common Stock listed.
(2) Includes 18,680 shares that may be acquired by exercise of options exercisable within 60 days and 1,600 shares held in Mr. Hemmer's individual retirement account.
(3) The Common Stock beneficially owned constitutes less than 1.0% of the shares outstanding as of December 31, 1998.
(4) Includes 600,000 shares that could be acquired upon conversion of the Company's Preferred Stock.
(5) Includes 6,000 shares that may be acquired by exercise of options exercisable within 60 days.
(6) Includes 5,000 shares that may be required by exercise of options exercisable within sixty (60) days.
(7) Includes 72,600 shares held in a trust for which trust Mr. Morrison serves as trustee, and 1,000 shares that may be acquired by exercise of options exercisable within 60 days.
(8) Includes 19,800 shares that may be acquired by exercise of options exercisable within 60 days.
(9) Includes an aggregate of 87,200 shares that may be acquired by exercise of options exercisable within 60 days.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act generally requires the Company's executive officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Based solely upon its review of the copies of such Form 3s, 4s and 5s and other reports received by it, or upon written representations obtained from certain reporting persons, the Company believes that, during 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater-than-ten-percent stockholders were complied with.

                STOCKHOLDERS' PROPOSALS FOR 2000 ANNUAL MEETING

     Proposals from Company stockholders intended to be presented at the 2000 Annual Meeting must be received by the Company at its principal executive offices on or before December 18, 1999, in order to be included in the Company's Proxy Statement and form of Proxy relating to the 2000 Annual Meeting. All other stockholder proposals intended to be presented at the 2000 Annual Meeting must be received by the Company at its principal executive offices on or before April 1, 2000.

                               OTHER INFORMATION

PROXY SOLICITATION

     The cost of soliciting Proxies for the 1999 Annual Meeting will be paid by the Company. In addition to the solicitation of stockholders of record by mail, telephone or personal contact, the Company will be contacting brokers, dealers, banks or voting trustees or their nominees, who can be identified as record holders of the Company stock. Such holders, after inquiry by the Company, will provide information concerning quantities of proxy materials and Annual Reports needed to supply such materials to the beneficial owners, and the Company will reimburse them for the expense of mailing proxy materials and 1998 Annual Reports to such persons.

MISCELLANEOUS

     The management of the Company knows of no other matters that are to be brought before the 1999 Annual Meeting. If any other matters come properly before the 1999 Annual Meeting, the persons designated as Proxies will vote on such matters in accordance with their best judgment.

--------------------------------------------------------------------------------

REVOCABLE PROXY


                           REPUBLIC BANCSHARES, INC.


                    PROXY SOLICITED BY AND ON BEHALF OF THE
                   BOARD OF DIRECTORS FOR THE ANNUAL MEETING
                  OF STOCKHOLDERS TO BE HELD ON MAY 18, 1999


     The Undersigned hereby appoints William R. Hough and William J. Morrison, or either of them, with individual power of substitution, proxies to vote all shares of the Common or Series A Preferred Stock of Republic Bancshares, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at The Heritage Hotel, 234 Third Avenue North,
St. Petersburg, Florida, on May 18, 1999, at 9:00 a.m., local time, or any adjournment thereof.

SAID PROXIES WILL VOTE ON THE PROPOSALS SET FORTH IN THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT AS SPECIFIED ON THIS CARD AND ARE AUTHORIZED TO VOTE IN THEIR DISCRETION AS TO ANY OTHER BUSINESS WHICH MAY COME PROPERLY BEFORE THE MEETING. IF A VOTE IS NOT SPECIFIED, SAID PROXIES WILL VOTE FOR PROPOSALS I AND II.


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)


--------------------------------------------------------------------------------

                          -- FOLD AND DETACH HERE --

-------------------------------------------------------------------------------
                                                                Please mark  [x]
                                                                your votes as
                                                                indicated in
                                                                the example

The Board of Directors Recommends a Vote      FOR         WITHHELD                                       FOR     AGAINST     ABSTAIN
"FOR" Proposals I and II.

I.  Election of Directors:                    [  ]          [  ]   II. Ratifying the appointment         [  ]      [  ]        [  ]
    Authority for the election of seven                                of Arthur Anderson, LLP.
    directors to serve until the 2000                                  as Independent public
    Annual Meeting of Stockholders:                                    accountants for the Company
                                                                       and its wholly-owned subsidiary,
    William C. Ballard:                                                Republic Bank, for the fiscal year
    Fred Hemmer:                                                       ending December 31, 1999.
    Marla Hough:
    William R. Hough:
    Alfred T. May:
    William J. Morrison:
    John W. Sapanski:

INSTRUCTION: To withhold authority to vote for any individual nominee(s), list name(s) below:

                                                     Please sign exactly as name appears hereon. When shares are held by
----------------------------------------             joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.
                                                     If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person


                                                     Dated:
                                                           -------------------------------------------------------------------


                                                           -------------------------------------------------------------------
                                                                                        Signature

                                                           -------------------------------------------------------------------
                                                                                Signature if held jointly


                                                                  (PLEASE MARK, SIGN ABOVE, DATE, AND RETURN THIS PROXY
                                                                           PROMPTLY IN THE ENVELOPE FURNISHED)


                           - FOLD AND DETACH HERE -